As filed with the Securities and Exchange Commission on October 5, 2001
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                              ELIZABETH ARDEN, INC.
             (Exact name of registrant as specified in its charter)
             Florida                                   59-0914138
(State or other jurisdiction of
 incorporation or organization)           (I.R.S. Employer Identification No.)

                           --------------------------
                             14100 N.W. 60th Avenue
                           Miami Lakes, Florida 33014
                                 (305) 818-8000
--------------------------------------------------------------------------------
                    (Address of principal executive offices)

                    Elizabeth Arden 2000 Stock Incentive Plan
                           --------------------------
                              (Full Title of Plan)
                              Oscar E. Marina, Esq.
              Senior Vice President, General Counsel and Secretary
                              Elizabeth Arden, Inc.
                             14100 N.W. 60th Avenue
                           Miami Lakes, Florida 33014
                                 (305) 818-8114

          (Name, address and telephone number, including area code, of agent for service of process)

                                   Copies to:
                             Howard Chatzinoff, Esq.
                           Weil, Gotshal & Manges LLP
                                767 Fifth Avenue
                            New York, New York 10153
                                 (212) 310-8000

                           --------------------------

                                                   CALCULATION OF REGISTRATION FEE
===================================================================================================================================
Title of Each Class of Securities to be            Amount to be        Proposed Maximum       Proposed Maximum         Amount of
Registered                                        Registered (1)      Offering Price Per     Aggregate Offering    Registration Fee
                                                                             Share                 Price
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share              1,383,750              $13.72(2)           $18,985,050(2)           $4,746
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share              1,616,250              $13.15(3)           $21,253,688(3)           $5,314
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL                                                                                          $40,238,738             $10,060
===================================================================================================================================

(1) Plus such indeterminate number of shares of Common Stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Represents the registration of 1,383,750 shares of Common Stock of the Registrant issued or issuable upon the exercise of options granted under the Registrant's 2000 Stock Incentive Plan with a weighted average exercise price of $13.72 per share.

(3) Pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, for the purpose of calculating the maximum aggregate offering price and the registration fee, the proposed maximum offering price per share was based on the average of the high and low prices of the Registrants common stock as Registrants reported on October 5, 2001.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

                  The following documents filed with the U.S. Securities and Exchange Commission (the "Commission") by Elizabeth Arden, Inc. (the "Company") (File No. 1-6370) are incorporated herein by reference and made a part hereof:

         (a) Our Annual Report on Form 10-K for the fiscal year ended January 31, 2001.

         (b) Our Quarterly Reports on Form 10-Q for the quarters ended April 28, 2001 and July 28, 2001.

         (c) Our Current Reports on Form 8-K filed on February 7, 2001 and July 20, 2001.

         (d) The description of our Common Stock, contained under the caption "Description of the Registrant's Securities to be Registered" in the Company's Registration Statement on Form 8-A, filed with the Commission on September 4, 1997, as amended by the Amendment to Registration Statement on Form 8-A filed with the Commission on September 30, 1997.

                  All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities covered by this Registration Statement have been sold or which deregisters all of the securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be a part of this document from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this document will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this document or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this document modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

 Item 4.  Description of Securities.

                  Not applicable.

Item 5.  Interests of Named Experts and Counsel.

                  Not applicable.

Item 6.  Indemnification of Directors and Officers.

                  The Company has authority under Section 607.0850 of the Florida Business Corporation Act (the "FBCA") to indemnify its directors and officers to the extent provided for in such statute. The Company's Amended and Restated Articles of Incorporation provide that, to the fullest extent permitted by applicable law, as amended from time to time, the Company will indemnify any person who was or is a director or officer of the Company, or serves or served in such capacity with any other enterprise at the request of the Company, against all fines, liabilities, settlements, costs and expenses asserted against or incurred by such person in his capacity or arising out of his status as such officer or director. The Company may also indemnify employees or agents of the Company if the Company's Board so approves. This indemnification includes the right to advancement of expenses when allowed pursuant to applicable law.

                  The provisions of the FBCA authorize a corporation to indemnify its officers and directors in connection with actions, suits and proceedings brought against them if the person acted in good faith and in a manner which the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal actions, had no reasonable cause to believe the person's conduct was unlawful. Unless pursuant to a determination by a court, the determination of whether a director, officer or employee has acted in accordance with the applicable standard of conduct must be made by (i) a majority vote of directors who were not parties to the proceeding or a committee consisting solely of two or more directors not parties to the proceedings, (ii) independent legal counsel selected by a majority vote of the directors who were not parties to the proceeding or committee of directors (or selected by the full board if a quorum or committee cannot be obtained), or (iii) the affirmative vote of the majority of the corporation's shareholders who were not parties to the proceeding.

                  The FBCA further provides that a corporation may make any other or further indemnity by resolution, bylaw, agreement, vote of shareholders or disinterested directors or otherwise, except with respect to certain enumerated acts or omissions of such persons. Florida law prohibits indemnification or advancement of expenses if a judgment or other final adjudication establishes that the actions of a director, officer or employee constitute (i) a violation of criminal law, unless the person had reasonable cause to believe his conduct was unlawful, (ii) a transaction from which such person derived an improper personal benefit, (iii) willful misconduct or conscious disregard for the best interests of the corporation in the case of a derivative action by a shareholder, or (iv) in the case of a director, a circumstance under which a director would be liable for improper distributions under Section 607.0834 of the FBCA. The FBCA does not affect a director's responsibilities under any other law, such as federal securities laws.

                  At present, there is no pending litigation or other proceeding involving a director or officer of the Company as to which indemnification is being sought, nor is the Company aware of any threatened litigation that may result in claims for indemnification by any officer or director.

                  The Company maintains directors' and officers' liability insurance for its directors and officers.

Item 7.  Exemption from Registration Claimed.

                  Not applicable.

Item 8.  Exhibits.

Exhibit
-------
Number   Description
------   -----------


4.1 Amended and Restated Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 filed as part of the Company's Form 8-K dated February 7, 2001 (Commission File No. 1-6370)).

4.2 Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.3 to the Company's Form 10-Q for the quarter ended October 31, 2001 (Commission File No. 1-6370)).

4.3 Indenture, dated as of May 13, 1997, between the Company and HSBC Bank USA (formerly Marine Midland Bank), as trustee (incorporated herein by reference to Exhibit 4.1 filed as part of the Company's Form 8-K dated May 13, 1997 (Commission File No. 1-6370)).

4.4 Second Supplemental Indenture, dated as of January 23, 2001 to Indenture dated as of May 13, 1997, by and among the Company, the guarantors signatory thereto and HSBC Bank USA, as trustee (incorporated herein by reference to Exhibit 4.2 filed as part of the Company's Registration Statement on Form S-4 on February 21, 2001 (Registration No. 333-55310)).

4.5 Indenture, dated as of April 27, 1998, between the Company and HSBC Bank USA, as trustee (incorporated herein by reference to Exhibit 4.1 filed as part of the Company's Form 8-K dated April 27, 1998 (Commission File No. 1-6370)).

4.6 Second Supplemental Indenture, dated as of January 23, 2001 to Indenture dated as of April 27, 1998, by and among the Company, the guarantors signatory thereto and HSBC Bank USA, as trustee (incorporated herein by reference to Exhibit 4.3 filed as part of the Company's Registration Statement on Form S-4 on February 21, 2001 (Registration No. 333-55310)).

4.7 Indenture, dated as of January 23, 2001, by and among the Company, FD Management, Inc., DF Enterprises, Inc., FFI International, Inc., FFI GmbH, as guarantors and HSBC Bank USA, as trustee (incorporated herein by reference to Exhibit 4.1 of the February 8-K).

4.8 Amended And Restated Credit Agreement dated as of January 29, 2001 among the Company, the Banks listed on the signature pages thereto, Fleet National Bank, as Administrative Agent, Issuing Bank, and Swingline Lender, Credit Suisse First Boston, as Syndication Agent, and Fleet Securities, Inc. and Credit Suisse First Boston, as Joint Lead Arrangers and Joint Book Managers (incorporated herein by reference to Exhibit 4.3 of the February 8-K).

4.9 First Amendment to Amended and Restated Credit Agreement dated as of July 20, 2001 between Fleet National Bank, as administrative agent, the banks listed on the signature pages thereto and the Company (incorporated by reference to Exhibit 4.7 to the Company's Form 10-Q for the quarter ended July 28,2001 (Commission File No. 1-6370)).

4.10 Amended and Restated Security Agreement dated as of January 29, 2001, made by the Company and certain of its subsidiaries in favor of Fleet National Bank, as Administrative Agent (incorporated by reference to
         Exhibit 4.5 of the February 8-K).

4.11 Warrant Agreement, dated as of January 23, 2001, by and between the Company and Mellon Investor Services, Inc. (incorporated herein by reference to Exhibit 4.8 filed as part of Amendment No. 1 to the Company's Registration Statement on Form S-4 on February 21, 2001 (Registration No. 333-55310)).

4.12 Warrant Registration Rights Agreement, dated as of January 23, 2001, by and among the Company, Credit Suisse First Boston, Cayman Islands Branch and Fleet Corporate Finance, Inc. (incorporated herein by reference to Exhibit 4.9 filed as part of Amendment No. 7 to the Company's Registration Statement on Form S-4 on February 21, 2001 (Registration No. 333-55310)).

4.13 Security Agreement, dated as of January 23, 2001, made by the Company and certain of its subsidiaries in favor of HSBC Bank USA, as collateral agent (incorporated herein by reference to Exhibit 4.4 of the February 8-K).

5.1      Opinion of Weil, Gotshal & Manges LLP.

23.1     Consent of Deloitte & Touche LLP.

23.2     Consent of Weil, Gotshal & Manges, LLP (contained in Exhibit 5.1).

24.1 Powers of Attorney (included in the signature pages of this Registration Statement).

99.1     Elizabeth Arden, Inc. 2000 Stock Incentive Plan.

Item 9.  Undertakings.

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
                  Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of Miami Lakes, State of Florida, on October 5, 2001.

                                       Elizabeth Arden, Inc.


                                       By:/s/ E. Scott Beattie
                                          -----------------------------
                                          E. Scott Beattie
                                          Chairman of the Board,
                                          President and Chief Executive
                                          Officer

                                POWER OF ATTORNEY

                  We, the undersigned directors and officers of Elizabeth Arden, Inc. (the "Company") and each of us, do hereby constitute and appoint E. Scott Beattie and Oscar E. Marina, or either of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, to do any and all acts and things in our names and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated above, which said attorneys or agents, or either of them, may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, including specifically but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) to such Registration Statement; and we do hereby ratify and confirm all that the said attorneys and agents, or their substitute or substitutes, or either of them, shall do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

  Signature                                   Title                                                     Date
  ---------                                   -----                                                     ----
/s/ E. Scott Beattie                        Chairman of the Board, President and Chief           October 5, 2001
--------------------------------------      Executive Officer
E. Scott Beattie


/s/ Stephen J. Smith                        Executive Vice President and Chief Financial         October 5, 2001
--------------------------------------      Officer (Principal Financial and Accounting
Stephen J. Smith                            Officer)


/s/ Fred Berens                             Director                                             October 5, 2001
--------------------------------------
Fred Berens


/s/ George Dooley                           Director                                             October 5, 2001
--------------------------------------
George Dooley


                                       7

/s/ Richard C. W. Mauran                    Director                                             October 5, 2001
--------------------------------------
Richard C. W. Mauran


/s/ William M. Tatham                       Director                                             October 5, 2001
--------------------------------------
William M. Tatham


/s/ J. W. Nevil Thomas                      Director                                             October 5, 2001
--------------------------------------
J. W. Nevil Thomas


                                  Exhibit Index
                                  -------------

Number   Description
------   -----------


4.1 Amended and Restated Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 filed as part of the Company's Form 8-K dated February 7, 2001 (Commission File No. 1-6370)).

4.2 Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.3 to the Company's Form 10-Q for the quarter ended October 31, 2001 (Commission File No. 1-6370)).

4.3 Indenture, dated as of May 13, 1997, between the Company and HSBC Bank USA (formerly Marine Midland Bank), as trustee (incorporated herein by reference to Exhibit 4.1 filed as part of the Company's Form 8-K dated May 13, 1997 (Commission File No. 1-6370)).

4.4 Second Supplemental Indenture, dated as of January 23, 2001 to Indenture dated as of May 13, 1997, by and among the Company, the guarantors signatory thereto and HSBC Bank USA, as trustee (incorporated herein by reference to Exhibit 4.2 filed as part of the Company's Registration Statement on Form S-4 on February 21, 2001 (Registration No. 333-55310)).

4.5 Indenture, dated as of April 27, 1998, between the Company and HSBC Bank USA, as trustee (incorporated herein by reference to Exhibit 4.1 filed as part of the Company's Form 8-K dated April 27, 1998 (Commission File No. 1-6370)).

4.6 Second Supplemental Indenture, dated as of January 23, 2001 to Indenture dated as of April 27, 1998, by and among the Company, the guarantors signatory thereto and HSBC Bank USA, as trustee (incorporated herein by reference to Exhibit 4.3 filed as part of the Company's Registration Statement on Form S-4 on February 21, 2001 (Registration No. 333-55310)).

4.7 Indenture, dated as of January 23, 2001, by and among the Company, FD Management, Inc., DF Enterprises, Inc., FFI International, Inc., FFI GmbH, as guarantors and HSBC Bank USA, as trustee (incorporated herein by reference to Exhibit 4.1 of the February 8-K).

4.8 Amended And Restated Credit Agreement dated as of January 29, 2001 among the Company, the Banks listed on the signature pages thereto, Fleet National Bank, as Administrative Agent, Issuing Bank, and Swingline Lender, Credit Suisse First Boston, as Syndication Agent, and Fleet Securities, Inc. and Credit Suisse First Boston, as Joint Lead Arrangers and Joint Book Managers (incorporated herein by reference to Exhibit 4.3 of the February 8-K).

4.9 First Amendment to Amended and Restated Credit Agreement dated as of July 20, 2001 between Fleet National Bank, as administrative agent, the banks listed on the signature pages thereto and the Company (incorporated by reference to Exhibit 4.7 to the Company's Form 10-Q for the quarter ended July 28,2001 (Commission File No. 1-6370)).

4.10 Amended and Restated Security Agreement dated as of January 29, 2001, made by the Company and certain of its subsidiaries in favor of Fleet National Bank, as Administrative Agent (incorporated by reference to
         Exhibit 4.5 of the February 8-K).

4.11 Warrant Agreement, dated as of January 23, 2001, by and between the Company and Mellon Investor Services, Inc. (incorporated herein by reference to Exhibit 4.8 filed as part of Amendment No. 1 to the Company's Registration Statement on Form S-4 on February 21, 2001 (Registration No. 333-55310)).

4.12 Warrant Registration Rights Agreement, dated as of January 23, 2001, by and among the Company, Credit Suisse First Boston, Cayman Islands Branch and Fleet Corporate Finance, Inc. (incorporated herein by reference to Exhibit 4.9 filed as part of Amendment No. 7 to the Company's Registration Statement on Form S-4 on February 21, 2001 (Registration No. 333-55310)).

4.13 Security Agreement, dated as of January 23, 2001, made by the Company and certain of its subsidiaries in favor of HSBC Bank USA, as collateral agent (incorporated herein by reference to Exhibit 4.4 of the February 8-K).

*5.1     Opinion of Weil, Gotshal & Manges LLP

*23.1    Consent of Deloitte & Touche LLP

*23.2    Consent of Weil, Gotshal & Manges LLP (contained in Exhibit 5.1)

*24.1 Powers of Attorney (included in the signature pages of this Registration Statement).

*99.1    Elizabeth Arden, Inc. 2000 Stock Incentive Plan.

--------------------------------

  *  Filed herewith.